CONSENT OF MHA PETROLEUM CONSULTANTS LLC

We hereby consent to the use of our report dated March 15, 2012, including the estimates of the reserves and income attributable to certain oil and gas properties of American Eagle Energy Corporation as of January 1, 2012, in its Annual Report on Form 10-K and any subsequent amendments thereto.

MHA PETROLEUM CONSULTANTS LLC

Leslie S. O’Connor

Managing Partner

Denver, Colorado

June 21, 2012

730 17th Street, Suite 410	Denver, Colorado 80202-3510 U.S.A.	Telephone: 303-277-0270	Fax: 303-277-0276